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CATC                Joseph C. Mendolia Employment Agreement

                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT

Computer Access Technology Corporation, a corporation, (hereinafter known as "CATC"), having its principal place of business at 2403 Walsh Avenue, Santa Clara, California 95051-1302, is hiring Mr. Joseph C. Mendolia, whose social security number is ###-##-#### (hereinafter referred to as "Employee"), located at 392 Photinia Lane, San Jose, CA 95127-2525, as a full time employee under the following conditions:

1.   JOB DESCRIPTION

Employee shall perform all functions required by CATC to manage and grow our sales and marketing, including but not limited to:

 .    Set up and implement global corporate sales and marketing strategies

 .    Set up and manage CATC's domestic and international, OEM and reseller distribution channels

 .    Put in place and manage the internal resources required to execute the sales and marketing plans

 .    Put in place the necessary processes and procedures to manage the sales and marketing activities

Further responsibilities are strategic and tactical marketing including, but not limited to direction and positioning, product definition, alliances, competitive analysis, pricing, marketing communications, public relations and channel sales support.

2.   COMPENSATION

2.1. Salary:

Employee is paid a monthly salary starting at $8,333.33 ($100,000 per year) and is exempt from overtime pay. CATC's pay-day is the last day of the month.

2.2. Commission:

CATC will pay Employee a sales commission, based on product sales generated by Employee. For the first 3 months, until specific sales goals are set for Employee, CATC will pay Employee every month, as part of the monthly pay check, $4166.67 as a guaranteed sales commission. After the first 3 months of employment, CATC will set specific sales goals for Employee and the sales commission will be tied to Employee's performance relative to these goals.

2.3. Bonus:

CATC may periodically pay Employee achievement bonuses based on meeting certain objectives as defined by CATC's management.

2.4. Performance Reviews:

Employee will have two performance-reviews per year (every 6 months). Changes in the compensation package will be determined by CATC's management once a year and will be related to Employee's job performance and to the company revenues and profits.

3.   BENEFITS

3.1. Stock Option:

When joining the company, Employee will have an option to purchase 150,000 of CATC's common shares in accordance with CATC's Stock Option plan, subject to CATC Board of Directors' approval. Additional shares may be granted as part of the performance review process. See note A, Page 7.

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CATC                 Joseph C. Mendolia Employment Agreement

3.2. Health Care:

Medical, Dental and Vision insurance plans are fully paid by CATC for Employee and dependents

3.3. Pension Plan:

CATC offers its employees a 401K retirement saving plan. The company provides matching contributions to the plan at the discretion of its Board of Directors.

3.4. Time Off:

CATC recognizes the need for employees to enjoy time away from work to relax and pursue personal activities. Employee is entitled to the following time off:

 .    16 days paid PET (Personal Excused Time) for the first year of service
     (1.33 days per month accrual). One additional day per year of service up to maximum of 20 days per year.

 .    Paid Holidays for all Holidays that CATC's offices are closed.

Employee should schedule his time off with his supervisor, providing reasonable notice so that both company and personal needs can be met.

4.   EXPENSES

CATC shall reimburse Employee for actual travel expenses incurred while in a travel status authorized in writing by CATC for reasonable amounts. Said reimbursement to cover all proper expenses including motel bills, meals, and:

     (1)  Either the cost of transportation by common carriers; or

     (2) A per-mile amount (following Government regulations) when Employee's automobile is used; and

     (3)  Other incidental expenses

5.   INVENTIONS, PATENT RIGHTS AND COPYRIGHTS

(a) Employee agrees that he will communicate to CATC's management all inventions made or conceived by him in connection with the performance of the work contemplated by this Agreement and that he will, without further consideration, assign all right, title and interest in such inventions to CATC and will assist CATC and its nominees in every proper way (entirely at CATC expense) to obtain for its own benefit patents for such inventions in any and all countries, the invention to be and remain the property of CATC and its nominees, whether patented or not.

(b) Inventions referred to in the above paragraph means any invention, improvement, or discovery (whether or not patentable) conceived or actually reduced to practice either in the performance of the experimental, developmental, or research work contemplated by this Agreement.

(c) Employee agrees that all writings produced by Employee under this contract shall be the sole property of CATC and CATC shall have the exclusive right to copyright such writings in any country or Countries.

6.   CATC'S TRADE SECRETS

Employee agrees he will not, either during or subsequent to the term of this Agreement, directly or indirectly, divulge to unauthorized persons any secret or confidential know-how or other information acquired through his association with CATC, including work in connection with any contract for any department of the United States Government or other customer, and not known to the industry or recognized as standard practice, whether acquired or developed by him during the term of this Agreement or obtained from other employees; and that he will not, either during or subsequent to the term of this Agreement, directly or indirectly, publish or disclose to any third party any such information without

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CATC                Joseph C. Mendolia Employment Agreement

written authorization from CATC to do so, nor will he use such information apart from CATC's business without the approval of CATC.

7.   TRADE SECRETS OF OTHERS

Employee represents that his performance of all of the terms of this Agreement and as a Employee to CATC does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his execution of this Agreement with CATC, and he will not disclose to CATC, or induce CATC to use, any confidential or proprietary information or material belonging to any previous employer or others. Employee agrees not to enter into any agreement either written or oral in conflict herewith.

8.   EMPLOYMENT TERMS

8.1. At-will Employment

The Company and Employee acknowledge that Employee's employment will be at-will, as defined under applicable law. If Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or pursuant to other agreements with the Company.

8.2. Severance Benefits

     (a) Termination Following a Change of Control. If Employee's employment terminates at any time within twelve (12) months following a Change of Control, then Employee shall be entitled to receive the following severance benefits:

          (i) Termination other than for Cause; Good Reason. If Employee's employment is terminated by the Company other than for Cause or if Employee terminates his employment due to a Good Reason, then Employee shall be entitled to receive severance pay from the Company in an amount equal to Employee's base salary for the six calendar month period immediately preceding the Termination Date. Any severance payment to which Employee is entitled pursuant to this Section shall be paid by the Company to Employee in cash and in full not later than thirty (30) calendar days following the Termination Date.

               (A) Procedures. In the event Employee believes that the Company has taken an action that constitutes Good Reason as defined in Section 9. (d), Employee shall give written notice to the Company in writing setting forth the basis for such belief. The Company shall have 30 days in which to take action restoring Employee to the position he was in prior to the Company taking the action that constituted Good Reason. If the Company takes such action, Employee shall not thereafter have the right to terminate employment for Good Reason on account of the actions previously taken by Employee. If Employee fails to notify the Company within 30 days of the events that constitute Good Reason, Employee shall not thereafter have the right to terminate his employment for Good Reason based on those events.

          (ii) Voluntary Resignation; Termination For Cause. If Employee's employment terminates by reason of Employee's voluntary resignation (and not for Good Reason), or if Employee is terminated for Cause, then Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

          (iii) Disability; Death. If the Company terminates Employee's employment as a result of Employee's Disability, or such Employee's employment is terminated due to the death of Employee, then Employee shall not be entitled to receive severance or other benefits except for those (if

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CATC                Joseph C. Mendolia Employment Agreement

any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

     (b) Termination Apart from Change of Control. In the event Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the six (6) month period following a Change of Control, then Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefits plans and practices or pursuant to other agreements with the Company.

9.   DEFINITION OF TERMS

The following terms referred to in this Agreement shall have the following meanings:

     (a) Cause. For purposes of this Agreement, the term "Cause" is defined as any one or more of the following occurrences:

         (i) Employee's continued failure to perform his duties and responsibilities commensurate with the scope and stature of Employee's position in good faith and to the best of his ability for a period of 30 days after written notice thereof from the Company to Employee; or

         (ii) Employee's conviction by, or entry of a plea of guilty or no contendere in, a court of competent and final jurisdiction for any crime which constitutes a felony in the jurisdiction involved; or

         (iii) Employee's commission of an act of fraud or misappropriation of funds, whether prior or subsequent to the date hereof, upon the Company; or

         (iv) Employee's breach of a material provision of this Agreement or Employee's Confidential Information and Invention Assignment Agreement with the Company; or

         (v) Gross negligence by Employee in the scope of his services to the Company; or

         (vi) Employee's commencement of employment (as an employee or a consultant) with another employer while he is an employee of the Company, without the prior written consent of the Company; or

         (vii) Material nonconformance with the Company's standard business practices and policies generally, including but not limited to policies against racial or sexual discrimination or harassment, delivered in writing to Employee.

     (b) Change of Control. "Change of Control" means the occurrence of any of the following events:

         (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than Dan Wilnai, Peretz Tzarnotzky or Philips Semiconductors (or any affiliate of any such person) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 75% or more of the total voting power represented by the Company's then outstanding voting securities; or

         (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, such surviving entity or the entity that controls such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

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CATC                 Joseph C. Mendolia Employment Agreement

     (c) Disability. "Disability" shall mean that Employee has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Employee or Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate Employee's employment. In the event that Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

     (d) Good Reason. "Good Reason" shall mean (i) without Employee's express written consent, the significant reduction of Employee's duties, authority or responsibilities, relative to Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities; (ii) a reduction by the Company in the base salary of Employee as in effect immediately prior to such reduction; or (iii) the relocation of Employee to a facility or a location more than sixty (60) miles from Employee's then present location, without Employee's express written consent.

     (e) Termination Date. "Termination Date" shall mean (i) if Employee's employment is terminated by the Company for Disability, thirty (30) days after notice of termination is given to Employee (provided that Employee shall not have returned to the performance of Employee's duties on a full-time basis during such thirty (30)-day period), (ii) if Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given; provided, however, that if within thirty (30) days after the Company gives Employee notice of termination, Employee notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or a by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or
(iii) subject to Section 8.2 (a)(i)(A), if Employee's employment is terminated by Employee for Good Reason, the date on which Employee delivers the notice of termination required by such Section to the Company.

10.  MISCELLANEOUS PROVISIONS

     (a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (b) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

     (c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California as applied to agreements entered into and performed within California solely by residents of that state.

     (d) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

11.  EFFECTIVE DATE

This Agreement is effective as of 29 March 1999.

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CATC                 Joseph C. Mendolia Employment Agreement

12.  ENTIRE AGREEMENT

This Agreement embodies the entire agreement and understanding which exists among and between the parties relating to the subject matter. There are no agreements, representations, warranties or statements with respect to the subject matter hereof except as expressly set forth herein.

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     Computer Access Technology Corp.                   Employee
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  Signature: /s/ Peretz Tzarnotzky             Signature: /s/ Joseph C. Mendolia
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             Peretz Tzarnotzky                 Name: Joseph C. Mendolia
             Vice President
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             29 March 1999                     Date: March 30, 1999
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     Note A: As discussed and agreed, If at time of Initial Public Offering
     (IPO) the pool of shares used to create the IPO includes founders shares, said employee shall have the right to participate in such offering by submitting shares which would be used in creating the IPO share pool. Under no circumstances, however, shall the amount of shares submitted by said employee exceed, as a percentage of holdings, the number of shares submitted by founders (i.e. founder stock submitted / founder holding = employee stock submitted / employee holding).

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